Lawrence Schimmel, M.D., FACS

May 16, 2020

Warren Hosseinion, Chairman

Clinigence Holdings, Inc.

55 Ivan Allen Jr. Blvd., Suite 875

Atlanta, Ga. 30308

Dear Warren,

In follow-up to our recent conversation; due to outside obligations, I will no longer be able to serve as a member of the Board of Directors of Clinigence Holdings, Inc. effective today May 16, 2020.

Best,

/s/ Lawrence Schimmel

Lawrence Schimmel, M.D., FACS